Exhibit 10.3

Lockup Agreement – USD&E

July __, 2025

Dogehash Technologies, Inc.

1500 E. Las Olas

Suite 200

Ft. Lauderdale, FL 33301

Re:	Thumzup Media, Inc./Dogehash Technologies, Inc.

Ladies and Gentlemen:

As an inducement to Dogehash Technologies, Inc.. (the “Company”), to enter into that certain contemplated Merger Agreement (the “Agreement”) with Thumzup Media, Inc. (“TMI”) and as a condition thereto, under which the Company shall merge with and into TMI or a wholly-owned subsidiary thereof, or otherwise be acquired by TMI, which shall issue to the Company 18,750,000 shares of common stock, par value $0.001 per share of TMI (“Common Stock”) or securities convertible into such shares of Common Stock (the “Shares” or the “Securities”), the undersigned hereby agrees (the “Lock-Up Agreement) that without, in each case, the prior written consent of the Company or Dominari Securities, LLC, during the period specified in the succeeding paragraphs (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of warrants or a stock option) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

In addition, the undersigned agrees that, without the prior written consent of the Company, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares.

1

The Lock-Up Period shall mean the period commencing on the date of this Lock-Up Agreement and continue and include the date one hundred and eighty (180) days after the date of the issuance of the Shares as contemplated following the closing of the Agreement.

Notwithstanding anything herein to the contrary, the Lock-up Period shall not apply to: (A) one-third (1/3) of the Shares acquired by the undersigned in connection with the closing of the transactions contemplated under the Agreement from and following the date of closing; plus (B) one-third (1/3) of the Shares acquired by the undersigned in connection with the closing of the transactions contemplated under the Agreement from and after the date that is ninety (90) days following the closing of the transactions contemplated under the Agreement; plus (C) one-third (1/3) of the Shares acquired by the undersigned in connection with the closing of the transactions contemplated under the Agreement from and after the date that is one-hundred and eighty (180) days following the closing of the transactions contemplated under the Agreement; and (D)(i) any exercise (including a cashless exercise or broker- assisted exercise and payment of tax obligations), vesting or settlement, as applicable, of options or warrants to purchase Shares or other equity awards pursuant to any stock incentive plan or stock purchase plan of the Company; provided that any Shares received by the Person upon such exercise, conversion or exchange will be subject to the Lock-Up Period, (b) any establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares (a “Trading Plan”); provided that (i) the Trading Plan shall not provide for or permit any transfers, sales or other dispositions of Shares during the Lock-Up Period and (ii) the Trading Plan would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (c) any transfer of Shares acquired in open market transactions following the closing of the Agreement, provided the transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (d) the transfer of the Person’s Shares or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the termination of the Person’s employment with the Company or pursuant to contractual arrangements under which the Company has the option to repurchase such shares, provided that no filing by any party under the Exchange Act shall be required or shall be made voluntarily within 45 days after the date the Person ceases to provide services to the Company, and after such 45th day, if the Person is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Share during the Lock-Up Period, the Person shall indicate in the footnotes thereto that the filing relates to the termination of the Person’s employment, and no other public announcement shall be made voluntarily in connection with such transfer (other than the filing on a Form 5 made after the expiration of the Lock-Up Period), (e) the conversion of the outstanding Securities into Shares, provided that any such Shares received upon such conversion shall be subject to the restrictions on transfer set forth in this Lock-Up Agreement, or (f) the transfer of Shares or any Securities convertible into or exercisable or exchangeable for Shares pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction that is approved by the disinterested members of the board of directors of the Company, made to all holders of Common Stock involving a change of control, provided that all of the Undersigned’s Relevant Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal Representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company informs the other that it does not intend to proceed with the Agreement, (ii) the Agreement does not become effective or if the Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the common stock to be sold thereunder, or (iii) the Agreement is not completed by October 1, 2025 unless the Company and TMI agree to an extension in which case the date shall be extended to such date.

The undersigned understands that the Company is entering into the Agreement and proceeding with the Agreement in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to principles of conflicts of laws.

Whether or not the Agreement closing actually occurs depends on a number of factors, including market conditions. Any closing will only be made pursuant to the Agreement, the terms of which are subject to negotiation among the parties thereto. I acknowledge that I am executing this Lock-Up Agreement undated and that the Company is authorized to fill in the date which will be the closing date of the issuance of shares pursuant to the Agreement. This Lock-Up Agreement will be held in escrow by the Company until the consummation of the transactions underlying the Agreement.

(Print Name)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Phone and Email)

AGREED AND ACCEPTED:

DOGEHASH TECHNOLOGIES, INC.

By:
Name:
Title:

3